UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 8, 2015

CROCS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51754	20-2164234
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

7477 East Dry Creek Parkway Niwot, Colorado	80503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 848-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of 2015 Equity Incentive Plan

On June 8, 2015, Crocs, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”), at which the Company’s stockholders approved the Crocs, Inc. 2015 Equity Incentive Plan (the “Plan”). The Plan provides for the grant of incentive and non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, and other stock-based awards.  The Plan replaces the Company’s 2007 Equity Incentive Plan (As Amended and Restated) (the “2007 Plan”), and no further awards will be made under the 2007 Plan after the effective date of the Plan. The Plan became effective immediately upon stockholder approval at the Annual Meeting.

A summary of the material terms of the Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 24, 2015 (the “Proxy Statement”).  The summaries of the Plan set forth above and in the Proxy Statement are qualified in their entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Resignation of Peter A. Jacobi as a Director

On June 8, 2015, Peter A. Jacobi resigned from the Board of Directors of the Company (the “Board”), effective June 9, 2015.  Mr. Jacobi’s decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Carrie W. Teffner as a Director

On June 9, 2015, Carrie W. Teffner was appointed to serve as a Class II director to fill the vacancy on the Board resulting from the resignation of Mr. Jacobi.  Ms. Teffner was appointed to serve on the Board’s Audit Committee.

The Board also considered the independence of Ms. Teffner under the NASDAQ listing standards and concluded that Ms. Teffner is an independent director under the applicable NASDAQ listing standards.

As compensation for her service on the Board, Ms. Teffner will receive the Company’s standard compensation for non-employee directors.  There are no understandings or arrangements between Ms. Teffner and any other person pursuant to which she was selected as a director.

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on June 8, 2015 in Boulder, Colorado.  The results of the matters submitted to a vote of the stockholders at the Annual Meeting were as follows:

(a)                     The nominees for election as Class I directors to serve until the annual meeting of stockholders to be held in 2018 and thereafter until their successors are duly elected and qualified, were elected based on the following votes:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Ronald L. Frasch	68,851,590	3,909,100	8,697,780
Gregg S. Ribatt	72,097,274	663,416	8,697,780

(b)                     The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2015 was approved based on the following votes:

Votes For	Votes Against	Votes Abstaining
80,676,118	748,607	33,745

(c)                      The proposal regarding the advisory vote to approve the compensation of the Company’s named executive officers was approved based on the following votes:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
71,147,776	1,551,101	61,813	8,697,780

(d)                     The proposal to approve the Crocs, Inc. 2015 Equity Incentive Plan was approved based on the following votes:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
70,021,296	2,688,779	50,615	8,697,780

Item 9.01.                                        Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Crocs, Inc. 2015 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROCS, INC.

Date: June 9, 2015	By:	/s/ Jeffrey J. Lasher
Jeffrey J. Lasher
Senior Vice President — Finance, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Crocs, Inc. 2015 Equity Incentive Plan.